UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 818-0720

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual meeting of the shareholders of TransCoastal Corporation (the “Company”) was held on Wednesday September 11, 2013 at 10:00am, Central Standard Time, the the principal office of the Company, 17304 Preston Rd, Suite 700, Dallas Texas 75252. Proxies for the meeting were solicited pursuant to Regulation 14 under the Act. The shareholders approved proposal number 1, which allowed the Company to amend the Company’s Bylaws. The shareholders also approved proposal 2, which approved the 2013 stock incentive plan. The shareholders voted for all of the four directors listed in the ballot. The shareholders voted for the ratification of the appointment of Rothstein Kass & Co. as Independent auditor of the Company. The foregoing summary of the proposals voted upon at the meeting does not purport to be complete and is subject to, and qualified in its entirety by, the full description of the proposals in the Company’s definitive proxy statement (DEF 14A) filed August 9, 2013 which is attached as Exhibit 10.1 and incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspector of Elections, disclosed the following tabulation of votes:

		For	Against	Abstain	Broker Non-Votes
Proposal #1	Amend and Restate Bylaws	17,965,990	74	12
Proposal #2	Approval of the 2013 Stock Incentive Plan	17,955,606	54	3	10,413
Election of directors:
	Donald Crosbie	17,955,632		31	10,413
	Stuart G. Hagler	17,955,647		16	10,413
	W. A. Westmoreland	17,955,632		31	10,413
	David J. May	17,655,647		16	10,413
Proposal #4	Ratification of Independent Accountants	17,966,053	23

	Attended or voted by proxy	82%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Definitive Proxy Statement (DEF 14A) filed August 9, 2013 (Incorporated by reference).

Dated: September 13, 2013

TransCoastal Corporation

By: /s/ Stuart G. Hagler

Name: Stuart G. Hagler,

Title: CEO